Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Endo International plc of our report dated March 12, 2015, relating to the consolidated financial statements of Par Pharmaceutical Holdings, Inc. and subsidiaries comprised of the consolidated statements of operations, comprehensive (loss) income, stockholders’ equity, and cash flows for the period July 12, 2012 (Date of Inception) through December 31, 2012 (Successor) (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the merger transaction with Par Pharmaceutical Companies, Inc. and Sky Growth Acquisition Corporation) appearing in the Current Report on Form 8-K of Endo International plc filed on June 2, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

June 2, 2015